Exhibit 10.2

Execution Version

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) CUSTOMARILY AND ACTUALLY TREATED BY THE REGISTRANT AS PRIVATE OR CONFIDENTIAL.

SUBLICENSE AGREEMENT
BY AND AMONG
PFIZER IRELAND PHARMACEUTICALS,
BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.,
BIOSHIN LTD.,
AND
BIOHAVEN PHARMACEUTICAL IRELAND DAC
Dated November 9, 2021

SUBLICENSE AGREEMENT
This Sublicense Agreement (including the exhibits and schedules hereto, each as may be amended, restated or otherwise modified from time to time, this “Agreement”) is made as of November 9, 2021 (the “Execution Date”) between (a) Pfizer Ireland Pharmaceuticals, a private unlimited liability company organized under the laws of Ireland and having its registered office at Operations Support Group, Ringaskiddy, Co. Cork, Ireland (“Pfizer”), (b) Biohaven Pharmaceutical Ireland DAC, an Irish designated activity company (“Biohaven Ireland”), (c) Biohaven Pharmaceutical Holding Company Ltd., a company formed under the laws of the territory of the British Virgin Islands (“Biohaven HoldCo” and collectively with Biohaven Ireland, “Biohaven”) and (d) BioShin Ltd., a Cayman Islands limited company (“BioShin” and collectively with Biohaven, “Licensor”). Unless expressly otherwise stated herein, Pfizer and Licensor are referred herein individually as a “Party” and collectively, as the “Parties”.
RECITALS
    WHEREAS, pursuant to that certain License Agreement, dated as of July 8, 2016, between Bristol-Myers Squibb Company, a Delaware corporation (“BMS”), and Biohaven HoldCo, as amended by (a) Amendment No. 1, dated October 14, 2016, between BMS and Biohaven HoldCo; (b) Letter re: License Agreement, dated December 1, 2016 and December 16, 2016, from BMS to Biohaven HoldCo; (c) Amendment to License Agreement, dated March 9, 2018, between BMS and Biohaven HoldCo; (d) Third Amendment to License Agreement, dated August 17, 2020, between BMS and Biohaven HoldCo and (e) Fourth Amendment to License Agreement, dated November 25, 2020 (collectively, and as such agreement may be further amended, restated or modified in accordance with its terms and this Agreement, the “BMS Agreement”), BMS granted Biohaven HoldCo a license under certain BMS Patents and BMS Know-How to develop, manufacture and commercialize Licensed Compounds and Licensed Products;
    WHEREAS, in accordance with the terms and conditions of the BMS Agreement, Biohaven HoldCo has granted an assignment of certain rights under the BMS Agreement to Biohaven Ireland pursuant to that certain Assignment and Assumption Agreement, dated as of July 30, 2020 (the “Biohaven Ireland Assignment”), Biohaven Ireland subsequently granted a sublicense of such rights to BioShin pursuant to that certain Sublicense Agreement, dated as of September 24, 2020 (the “Biohaven Ireland-BioShin Sublicense Agreement”) and Biohaven HoldCo granted a sublicense of certain rights under the BMS Agreement to BioShin pursuant to that certain Sublicense Agreement, dated September 23, 2020 (the “Biohaven HoldCo-BioShin Sublicense Agreement” and collectively with the Biohaven Ireland-BioShin Sublicense Agreement, the “BioShin BMS Sublicenses”);
    WHEREAS, in accordance with the terms and conditions of the BMS Agreement, the Biohaven Ireland Assignment and the BioShin BMS Sublicenses, Biohaven wishes to grant to Pfizer, and Pfizer wishes to take, a sublicense under such BMS Patent Rights and BMS Know-How to Exploit (as defined herein) the Licensed Compounds and Licensed Products in the Field (as defined herein) in the Territory (as defined herein), in each case in accordance with the terms and conditions set forth below;
WHEREAS, concurrently with the execution of this Agreement, Licensor is entering into a Collaboration Agreement with Pfizer (the “Biohaven Collaboration Agreement”), pursuant to which Biohaven will undertake certain development activities and Pfizer will undertake certain commercialization activities, in each case with respect to the promotion of Licensed Compounds and Licensed Products in the Field in the Territory;

WHEREAS, concurrently with the execution of this Agreement, Pfizer and Biohaven HoldCo have entered into that certain subscription agreement (the “Subscription Agreement”), pursuant to which Pfizer has agreed to purchase shares of common stock of Biohaven HoldCo on the terms and subject to the conditions set forth therein; and
    WHEREAS, pursuant to the BMS Consent Letter, dated as of November 8, 2021 (the “BMS Consent Letter”), BMS has provided its irrevocable consent for the execution of this Agreement, including the grant of the sublicense to Pfizer under the BMS Patent Rights and BMS Know-How.
    NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree to the terms set forth below (including Exhibit A):
Article 1
Definitions
1.1.Defined Terms. Unless context requires otherwise, capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Biohaven Collaboration Agreement.
Article 2
Effective Time of Agreement; Grant of Rights
2.1.Effective Time of Agreement. Except for the Parties’ rights and obligations under Section 5.2 (Miscellaneous Provisions) solely as such relate to Article 8 (Confidentiality and Non-Disclosure), Section 13.1 (Governing Law), Section 13.2 (Dispute Resolution) and Section 13.3 (Jurisdiction) of the Biohaven Collaboration Agreement, and this Section 2.1 (Effective Time of Agreement), which will be effective as of the Execution Date, this Agreement will not become effective until the “Effective Date” as defined in the Biohaven Collaboration Agreement (such date, the “Effective Date” of this Agreement). Upon the occurrence of the Effective Date, all other provisions of this Agreement shall become effective automatically without the need for further action by the Parties.
2.2.License Grant from Biohaven.
2.2.1.As of the Effective Date, subject to the terms and conditions of this Agreement and the Biohaven Collaboration Agreement, Biohaven hereby grants to Pfizer a non-transferable (except as set forth in Section 5.5 (Assignment)), exclusive (even as to Biohaven and its Affiliates) sublicense under the (a) BMS Patent Rights other than the BioShin BMS Patent Rights (the “Biohaven BMS Patent Rights”) and (b) the BMS Know-How other than the BioShin BMS Know-How (the “Biohaven BMS Know-How”), in each case, including the assigned rights granted pursuant to the Biohaven Ireland Assignment, with the right to grant further sublicenses solely in accordance with Section 2.3 (Sublicenses), to Commercialize the Licensed Compounds and Licensed Products in the Field in the Territory.
2.2.2.As of the Effective Date, subject to the terms and conditions of this Agreement and the Biohaven Collaboration Agreement, Biohaven hereby grants to Pfizer a non-transferable (except as set forth in Section 5.5 (Assignment)), co-exclusive (with Biohaven and its

Affiliates) sublicense under the (a) Biohaven BMS Patent Rights and (b) Biohaven BMS Know-How, in each case, including the assigned rights granted pursuant to the Biohaven Ireland Assignment, with the right to grant further sublicenses solely in accordance with Section 2.3 (Sublicenses), to Develop the Licensed Compounds and Licensed Products in the Field in the Territory, including to Develop the Licensed Products in order to perform the Assumed Development Activities in the Territory.
2.2.3.As of the Effective Date, subject to the terms and conditions of this Agreement and the Biohaven Collaboration Agreement, Biohaven hereby grants to Pfizer a non-transferable (except as set forth in Section 5.5 (Assignment)), co-exclusive (with Biohaven and its Affiliates) sublicense under the (a) Biohaven BMS Patent Rights and (b) Biohaven BMS Know-How, in each case, including the assigned rights granted pursuant to the Biohaven Ireland Assignment, with the right to grant further sublicenses solely in accordance with Section 2.3 (Sublicenses), to Manufacture the Licensed Compounds and Licensed Products in the Field in the Territory.
2.3.Sublicenses. Pfizer may grant sublicenses, solely within the scope of the licenses granted to Pfizer pursuant to Section 2.2 (License Grant from Biohaven) to any (a) Affiliate; provided that any sublicense granted to an Affiliate shall automatically and immediately terminate once such Person ceases to be an Affiliate of Pfizer; or (b) Third Party; provided that any sublicense under the rights granted in Section 2.2 (License Grant from Biohaven) to a Third Party other than a third party manufacturer solely to make Licensed Compounds or Licensed Product or a Distributor (as defined in the BMS Agreement) will require Biohaven’s prior written consent, not to be unreasonably withheld, delayed or conditioned (any Person to which Pfizer has granted a sublicense pursuant to this Section 2.3 (Sublicenses) or Section 6.2 (Sublicenses), a “BMS Sublicensee”). Pfizer shall be responsible for compliance by any BMS Sublicensee to the terms and conditions of this Agreement that are applicable to such BMS Sublicensee, and Pfizer shall bind any BMS Sublicensee, in a written agreement, to such terms and conditions.
2.4.Acknowledgment. Notwithstanding anything to the contrary herein, the Parties hereby agree and acknowledge that this Agreement is subordinate to and consistent with the terms and conditions of the BMS Agreement. In addition, Pfizer hereby assumes and agrees to be bound by and comply with any applicable terms and conditions of the BMS Agreement in the same manner as Biohaven is bound.
2.5.Breach of BMS Agreement. If Biohaven receives notice of an alleged breach or default by Biohaven, its Affiliate or (sub)licensee under the BMS Agreement or any notice asserting BMS’s right to terminate such BMS Agreement then Biohaven will promptly, but in no event less than [***] thereafter, provide written notice thereof to Pfizer. In the event [***].
2.6.Reservation of Rights. Except as expressly set forth in this Agreement, neither Party hereby assigns, sells or transfers any intellectual property or grants any license, covenant not to sue or other right under any intellectual property, to the other Party or any other Person, expressly, by implication, estoppel, exhaustion or otherwise. All rights not expressly granted herein are hereby reserved. For the avoidance of doubt, Biohaven expressly reserves all right to Develop and Manufacture the Licensed Compounds and Licensed Products in and outside the Territory (including the right to freely grant sublicenses to exercise such rights), subject to Pfizer’s rights under Article 4 (Development and Regulatory Activities) and Section 5.5 (Manufacturing) of the Biohaven Collaboration Agreement. Without limiting the generality of the foregoing and notwithstanding anything to the contrary herein, neither Licensor nor any of its Affiliates grants under this Agreement any license or other right to Pfizer or any other Person (a) under any Patent Rights or other registered intellectual property right (including applications therefor), in each case, filed outside the Territory; or (b) to use or otherwise exploit Know-How or any other intellectual property right outside the Territory.
Article 3
Payments and Records
3.1.Upfront Payment. In partial consideration for the rights granted by Biohaven to Pfizer hereunder, Pfizer shall pay to Biohaven Ireland a nonrefundable and noncreditable upfront payment in an amount equal to [***], on the Effective Date, by wire transfer of immediately available funds to an account specified by Biohaven.
3.2.Equity Investment. In accordance with the terms and conditions set forth in the Subscription Agreement, Pfizer will purchase [***] worth of shares of common stock of Biohaven HoldCo at 125% of the volume weighted average price per Biohaven HoldCo common share on the New York Stock Exchange as reported by Bloomberg L.P. for the 20 consecutive trading days prior to the execution of the Subscription Agreement.
3.3.Commercial Milestones. Pfizer shall pay to Biohaven Ireland the following one time milestone payments set forth in the table below within [***] after the first achievement of the specified milestone event by Pfizer, its Affiliates, or any Sublicensee of either of them. Pfizer will provide written notice to Biohaven Ireland within [***] after the first achievement of the specified milestone event. Each milestone payment shall not be refundable or returnable in any event, nor shall it be creditable against royalties or other payments except as set forth in Section 2.5 (Breach of BMS Agreement).

Milestone	Payment
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[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
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3.4.Sales Milestones. Each of the following milestone payments shall be paid by Pfizer to Biohaven Ireland within [***] after the first achievement by Pfizer, its Affiliates, and any Sublicensee of either of them of the corresponding aggregate Net Sales amount of all Licensed Products in the Territory (calculated in the aggregate for all Net Sales made by Pfizer, its Affiliates and any Sublicensee of either of them under this Agreement and the Biohaven Collaboration Agreement) in a Pfizer Year set forth in the table below. Each milestone payment shall not be refundable or returnable in any event, nor shall it be creditable against royalties or other payments.

Annual Net Sales Level during a Pfizer Year	Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
3.5.Royalties.
3.5.1.Royalty Term. Royalties shall be payable on a Licensed Product-by-Licensed Product and country-by-country basis on Net Sales of Licensed Products from the First Commercial Sale of a particular Licensed Product in a country in the Biohaven Territory until the later of (a) 10 years after the First Commercial Sale of such Licensed Product in such country; (b) the expiration of the last to expire of a Valid Claim of a BMS Patent Right that would be infringed by the use, sale, importation or offer for sale in such country of a given Licensed Product; or (c) the expiration of any Data Exclusivity for such Licensed Product in such country (the “Royalty Term”). Following the expiration of the Royalty Term, on a country-by-country and Licensed Product-by-Licensed Product basis, no further royalties will be payable in respect of sales of such Licensed Product in such country and thereafter the license granted to Pfizer pursuant to Section 2.2 (License Grant from Biohaven) shall become non-exclusive, fully paid-up, irrevocable, perpetual, and royalty-free; provided, however, [***].
3.5.2.Royalty Rates. Pfizer shall pay to Biohaven Ireland tiered royalties based on the total annual Net Sales in the Territory of each Licensed Product (including all indications and formulations for such Licensed Product, and calculated in the aggregate for all Net Sales in the Territory of such Licensed Product made by Pfizer, its Affiliates and any Sublicensee of either of them under this Agreement and the Biohaven Collaboration Agreement) during the applicable Royalty Term in such country for such Licensed Product; provided, however, [***]; provided, further, [***]. The royalty payable with respect to each particular Licensed Product shall be calculated by multiplying the applicable royalty rate below by the portion of total annual Net Sales in the Biohaven Territory in the applicable tier in a Pfizer Year of the applicable Licensed Product by Pfizer, its Affiliates, and any Sublicensee of either of them in the Biohaven Territory, as follows:

Total Annual Net Sales for a Licensed Product (in a Pfizer Year)
Net Sales	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

3.6.Royalty Adjustments. The following adjustments will be made, on a Licensed Product-by-Licensed Product and country-by-country basis, to the royalty payable pursuant to Section 3.5 (Royalties):

3.6.1.Third Party Rights. If it is [***], then Pfizer may, in its sole discretion, negotiate and obtain a license under such Patent Right(s) or Know-How (each such Third Party license referred to herein as an “Additional Third Party License”). Any royalty otherwise payable to Biohaven Ireland under this Agreement with respect to Net Sales of any Licensed Product by Pfizer, its Affiliates or Sublicensees will be reduced by [***] of the amounts payable to Third Parties pursuant to any Additional Third Party Licenses, such reduction to continue until all such amounts have been expended, provided that in no event (other than in the case of Licensor’s breach of any representation, warranty or covenant hereunder or under the Biohaven Collaboration Agreement) will the total royalty payable to Biohaven Ireland for any Licensed Product in a Pfizer Quarter be less than [***] of the royalty amounts otherwise payable for such Licensed Product in such Pfizer Quarter as a result of such reduction for amounts payable pursuant to any Additional Third Party Licenses. Notwithstanding any provision to the contrary in this Agreement, in the event an Additional Third Party License is obtained as a result of a breach of any representation, warranty or covenant by Licensor hereunder or under the Biohaven Collaboration Agreement and Pfizer seeks to reduce more than [***] of the royalty amounts otherwise payable for the applicable Licensed Product in such Pfizer Quarter as a result of amounts payable pursuant to such Additional Third Party License, then [***].
3.6.2.No Adjustment for Existing Third Party Agreements and Inventor Compensation in the Territory. [***], each Party will be solely responsible for all obligations under any existing Third Party agreements to which it is a party or any agreements that such Party enters into with a Third Party during the Term, subject to Section 3.6.1 (Third Party Rights). Each Party shall be solely responsible for all payments to its own inventors of its respective intellectual property, as applicable, including payments under inventorship compensation laws.
3.6.3.Generic Entry. For any royalty otherwise payable to Biohaven Ireland under this Agreement with respect to Net Sales based on sales of a Licensed Product in a given country in the Biohaven Territory, subject to Section 3.6.5 (Cumulative Reduction Floor), any payments owed with respect to such Licensed Product in such country will be reduced by [***] for the remainder of the applicable Royalty Term (with such reduction to be pro-rated for the then-current Pfizer Quarter) upon the launch of a Generic Product that is sold in that country.
3.6.4.Valid Claim Stepdown. With respect to each Licensed Product in any particular country in the Biohaven Territory, if at any time such Licensed Product is not covered by a Valid Claim under a BMS Patent Right in such country, subject to Section 3.6.5 (Cumulative Reduction Floor), any payments owed with respect to such Licensed Product in such country shall be reduced by [***] for the remainder of the applicable Royalty Term upon the expiration of the last applicable Valid Claim, with such reduction to be pro-rated for the then-current Pfizer Quarter (the payment amounts reduced by this Section 3.6.4 (Valid Claim Stepdown), the “Biohaven Territory BMS Patent Stepdown Amount”).
3.6.5.Cumulative Reduction Floor. In no event will the aggregated royalty amount due to Biohaven Ireland in any given Pfizer Quarter during the Royalty Term for any Licensed Product in a country in the Biohaven Territory be reduced under this Section 3.6 (Royalty Adjustments) by more than [***] of the amount that otherwise would have been due and payable to Biohaven Ireland in such Pfizer Quarter for such Licensed Product in such country in the Biohaven Territory under Section 3.5 (Royalties). Notwithstanding the foregoing, any excess amounts that would have otherwise been deducted in such Pfizer Quarter with respect to a Licensed Product shall be deducted from the royalty amounts payable to Pfizer in successive Pfizer Quarters until the earlier of (a) such excess amounts have been deducted in full or (b) the end of the Royalty Term.
3.7.Pfizer Payment of Certain Biohaven Costs to BMS and Royalty Pharma. In addition to the payments contemplated under Section 3.1 (Upfront Payment) through 3.6 (Royalty Adjustments) and Section 6.3 (Commercial Milestones) through Section 6.5 (Royalty Adjustments), Pfizer shall compensate Biohaven for the payment obligations expressly set forth on Schedule 3.7 (Pfizer Payment of Certain Biohaven Costs to BMS and Royalty Pharma). Notwithstanding anything to the contrary in this Agreement, (a) Biohaven shall avail itself of all applicable reductions to such payments and costs, if any, that are available under the relevant agreements referenced in Schedule 3.7 (Pfizer Payment of Certain Biohaven Costs to BMS and Royalty Pharma) and in the event Pfizer notifies Biohaven of reductions to such payments or costs that are available to Biohaven under any such agreement, Biohaven shall avail itself of such applicable reductions and (b) in no event shall Pfizer be responsible under this Section 3.7 (Pfizer Payment of Certain Biohaven Costs to BMS and Royalty Pharma) for [***]. Within [***] after the end of each Pfizer Quarter, Biohaven shall invoice Pfizer for any such amounts owed by Pfizer pursuant to this Section 3.7 (Pfizer Payment of Certain Biohaven Costs to BMS and Royalty Pharma), including reasonable detail of the pro rata calculation attributable to the Licensed Products in the Territory under this Agreement. Within [***] of receipt of such invoice, Pfizer shall pay Biohaven the undisputed amounts set forth therein.
3.8.Forecast. Section 6.7 (Forecast) of the Biohaven Collaboration Agreement shall apply mutatis mutandis as if fully set forth herein.
3.9.Manner of Payment. All payments to be made by Pfizer under this Agreement shall be made in United States dollars by wire transfer of immediately available funds to such bank account as shall be designated by Biohaven Ireland or BioShin, as applicable. Late payments shall bear interest at the rate provided in Section 3.12 (Interest on Late Payments).
3.10.Sales Reports and Royalty Payments. For the avoidance of doubt, sales of Licensed Product shall be subject to Pfizer’s obligations under Section 6.10 (Sales Reports and Royalty Payments) of the Biohaven Collaboration Agreement.
3.11.Sales Record Audit. Section 6.11 (Sales Record Audit) of the Biohaven Collaboration Agreement shall apply mutatis mutandis as if fully set forth herein; provided, however, that either Party shall have the right to audit the books of accounts and records of the other Party with respect to the payments, royalties and reimbursements payable pursuant to this Agreement.
3.12.Interest on Late Payments. Any amount required to be paid by a Party hereunder which is not paid on the date due shall bear interest compounded daily, to the extent permitted by Law, at the annualized Federal Funds Effective Rate (EFFR) or any successor to such rate for the date such payment was due, as reported by the Federal Reserve of New York (https://apps.newyorkfed.org/markets/autorates/fed%20funds).
3.13.Currency Exchange. All payments made by Pfizer to Licensor under this Agreement shall be in United States dollars. Pfizer’s then current standard exchange rate methodology used for purposes of preparing its audited consolidated financial statements will be employed for the translation of foreign currency sales into United States dollars; provided such methodology is consistent with GAAP. Pfizer shall provide to Licensor reasonable illustrations of its standard exchange rate methodology promptly following the Effective Date.

3.14.Additional Payments. For the avoidance of doubt, unless otherwise expressly stated, the payments by Pfizer to Licensor contemplated hereunder (including as set forth on Exhibit A) are in addition to, and not in lieu of, any payments owed by Pfizer to Licensor pursuant to the Biohaven Collaboration Agreement.
3.15.Taxes. Section 6.15 (Taxes) of the Biohaven Collaboration Agreement shall apply mutantis mutandis as if fully set forth herein.
Article 4
Term and Termination
4.1.Term. This Agreement shall commence as of the Effective Date and, unless sooner terminated in accordance with the terms hereof or by mutual written consent, shall expire on a country-by-country basis and Licensed Product-by-Licensed Product basis, upon the expiration of the Royalty Term and BioShin Royalty Term, as applicable, with respect to a given Licensed Product in the applicable country (the “Term”).
4.2.Co-Termination with Biohaven Collaboration Agreement. This Agreement shall automatically and immediately terminate upon the termination (but not the expiration) of the Biohaven Collaboration Agreement.
4.3.Termination by Either Party. Either Party shall have the right to terminate this Agreement at its sole discretion, as follows:
4.3.1.Insolvency. To the extent permitted under Laws, each Party shall have the right to terminate this Agreement in its entirety, at its sole discretion, upon delivery of written notice to the other Party upon (a) the filing by such other Party in any court or agency pursuant to any statute or regulation of the United States or any other jurisdiction a petition in bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors; (b) the appointment of a receiver or trustee of such other Party or its assets; (c) the proposal by such other Party of a written agreement of composition or extension of its debts; (d) the making by such other Party of an assignment for the benefit of its creditors; or (e) if such other Party is served by a Third Party with an involuntary petition against it in any insolvency proceeding, upon the [***] after such service if such involuntary petition has not previously been stayed or dismissed.
4.3.2.Material Breach.
(a)Right to Terminate. If either Party believes that the other Party is in Material Breach, then in addition to any other right and remedy such Party may have, such Party may deliver a Termination Notice. With regard to any Material Breach by such other Party, the breaching Party shall have the Notice Period following the receipt of such Termination Notice to cure such Material Breach, provided that for all Material Breaches other than a payment breach, if such breach cannot be reasonably cured during such [***] period but is capable of cure within [***], then the breaching Party may submit to the non-breaching Party a reasonable cure plan to remedy such Material Breach that is reasonably acceptable to the non-breaching Party, and upon such submission, the applicable cure period will automatically be extended for so long as the breaching Party continues to use commercially reasonable efforts to cure such Material Breach in accordance with such cure plan, but for no more than

[***] from receipt of such Termination Notice (subject to the dispute resolution procedures set forth in Section 4.3.2(b) (Disputes Regarding Material Breach) below).
(b)Disputes Regarding Material Breach. The allegedly breaching Party may dispute the occurrence of a Material Breach, and in such case the allegedly breaching Party shall give written notice of such dispute no later than [***] after its receipt of the Termination Notice and the issue of whether the applicable Party may properly terminate this Agreement on expiration of the applicable cure period will be resolved in accordance with Section 13.2 (Dispute Resolution) of the Biohaven Collaboration Agreement as referenced in Section 5.2 (Miscellaneous Provisions). If as a result of such dispute resolution process, it is determined that the allegedly breaching Party committed a Material Breach and the allegedly breaching Party does not cure such Material Breach within the Additional Cure Period, then such termination will be effective as of the expiration of the Additional Cure Period. This Agreement will remain in full force and effect during the pendency of any such dispute resolution proceeding and the cure periods set forth in this Section 4.3.2(b) (Disputes Regarding Material Breach), and any Additional Cure Period, in each case, will be tolled during any such dispute resolution proceeding, such proceeding will not suspend any obligations of either Party hereunder, and each Party will use reasonable efforts to mitigate any damage. If as a result of such dispute resolution proceeding it is determined that the allegedly breaching Party did not commit a Material Breach, then no termination will be effective, and this Agreement will continue in full force and effect.
4.4.Termination by Biohaven. Biohaven shall further have the right to terminate this Agreement in its entirety effective immediately upon written notice to Pfizer in the event Pfizer (or any of its Affiliates) challenges or knowingly supports (other than as may be necessary or reasonably required to assert a cross-claim or a counter-claim, or in response to a subpoena or court or administrative law request or order), including by providing information, documents, or funding, a challenge to the validity, scope, enforceability or patentability of any of the BMS Patent Rights. Biohaven’s right to terminate this Agreement under this Section 4.4 (Termination by Biohaven) may be exercised at any time after Pfizer (or any of its Affiliates) may have challenged or knowingly supports (other than in response to a subpoena or court order) a challenge to the validity, scope, enforceability or patentability of any of the BMS Patent Rights.
4.5.Termination by Pfizer. Pfizer may terminate this Agreement on a Licensed Product-by-Licensed Product, or in its entirety, for any reason or no reason upon [***] prior written notice to Biohaven.
4.6.Effect of Termination. Upon termination (but for clarity, not expiration) of this Agreement for any reason:
4.6.1.All rights and licenses granted to Pfizer (including the exclusive licenses in Section 2.2 (License Grant from Biohaven) and Section 6.1 (License Grant from BioShin)) shall terminate, and all rights to BMS Patent Rights and BMS Know-How shall revert to Biohaven or BioShin, as applicable. Following the effective date of such termination, all Licensed Compounds or Licensed Products shall thereafter be deemed “Reversion Products” and subject to the applicable provisions under the Biohaven Collaboration Agreement with respect thereto;
4.6.2.All amounts due or payable to Licensor that were accrued, or that arise out of acts or events occurring, prior to the effective date of termination shall remain due and payable; and

4.6.3.Neither Party shall be relieved of any obligation that accrued prior to the effective date of such termination or expiration.
4.7.Termination of the BMS Agreement. The Parties agree and acknowledge that, under the BMS Consent Letter, in the event of a termination of the BMS Agreement, if Pfizer is not in material breach of its obligations to Licensor under this Agreement and within [***] of such termination agrees in writing to be bound directly to BMS under a license agreement substantially similar to the BMS Agreement with respect to the rights sublicensed hereunder, it shall become a “Surviving Sublicensee” under the BMS Agreement pursuant to the terms thereof and the licenses granted to Pfizer under this Agreement shall be directly licensed to Pfizer from BMS. For the purposes of this Section 4.7 and the BMS Consent, the Parties agree and acknowledge that a Material Breach by Pfizer shall be deemed a material breach by Pfizer of this Agreement. If the BMS Agreement is terminated and Pfizer is required to cure any payment default of Biohaven to BMS as of the effective date of termination of the BMS Agreement in order to become a “Surviving Sublicensee” thereunder, then Pfizer shall have the right to offset any payment that is paid by Pfizer to BMS pursuant to this Agreement and the BMS Agreement against any amounts owed by Pfizer to Licensor under this Agreement. This Agreement shall terminate upon any termination of the BMS Agreement.
4.8.Termination of the BioShin BMS Sublicenses. If the Biohaven Ireland-BioShin Sublicense Agreement or the Biohaven HoldCo-BioShin Sublicense Agreement is terminated for any reason, then Pfizer’s rights under such terminated BioShin BMS Sublicense shall not terminate if, as of the effective date of such termination, Pfizer is not in material breach of its obligations to BioShin under this Agreement. Upon the effective date of the termination of such BioShin BMS Sublicense, (a) the BioShin BMS Patent Rights and BioShin BMS Know-How that were licensed to BioShin under such terminated BioShin BMS Sublicense shall automatically be included under Biohaven’s license grant to Pfizer in Section 2.2 (License Grant from Biohaven), (b) all references to the “Biohaven Territory” under this Agreement with respect to the Licensed Compound and Licensed Products subject to such terminated BioShin BMS Sublicense shall be changed to the “Territory” with respect to such Licensed Compound and Licensed Products (including for the purposes of calculating royalties pursuant to Sections 3.5 (Royalties) and 3.6 (Royalty Adjustments)) and (c) Exhibit A shall have no further force or effect with respect to the Licensed Compound and Licensed Products subject to such terminated BioShin BMS Sublicense and Pfizer shall have no obligations thereunder with respect to the Licensed Compound and Licensed Products subject to such terminated BioShin BMS Sublicense, in each case (a)-(c) without any further action by any Party.
4.9.Survival. The following provisions shall survive termination or expiration of this Agreement, as well as any other provisions which by their nature are intended to survive termination: Article 1 (Definitions) (as applicable), Section 2.5 (Breach of BMS Agreement) (to the extent an offset right has accrued prior to termination or expiration) Section 2.6 (Reservation of Rights), Article 3 (Payments and Records) (solely with respect to accrued payments prior to termination or expiration), Section 4.6 (Effect of Termination), this Section 4.9 (Survival), Section 4.10 (Bankruptcy), Article 5 (Other Miscellaneous Provisions), Sections 6.3 (Commercial Milestones), 6.4 (Royalties) and 6.5 (Royalty Adjustments) (in each case of Sections 6.3 through 6.5, solely with respect to accrued payments prior to termination or expiration. payments) and Schedule 3.7 (Pfizer Payment of Certain Biohaven Costs to BMS and Royalty Pharma) (solely with respect to accrued payments prior to termination or expiration).
4.10.Bankruptcy. All rights and licenses now or hereafter granted by Licensor to Pfizer under or pursuant to any Section of this Agreement, are rights to “intellectual property” (as defined in the Bankruptcy Code). The Parties hereto acknowledge and agree that the payments by Pfizer to Licensor hereunder, other than royalty payments and sales milestones pursuant to Section 3.4 (Sales Milestones) and Section 3.5 (Royalties) and Exhibit A, do not constitute royalties within the meaning of Section 365(n) of the Bankruptcy Code or relate to licenses of intellectual property hereunder. If (a) a case under the Bankruptcy Code is commenced by or against Licensor, (b) this Agreement is rejected as provided in the Bankruptcy Code and (c) Pfizer elects to retain its rights hereunder as provided in Section 365(n) of the Bankruptcy Code, then subject to Law, Licensor (in any capacity, including debtor-in-possession) and its successors and assigns (including any trustee) will provide to Pfizer access to tangible embodiments of Know-How licensed hereunder, and agrees to grant and hereby grants to Pfizer and its Affiliates a right to access and to obtain possession of and to benefit from and, in the case of any chemical or biological material or other tangible item of which there is a fixed or limited quantity, to obtain a pro rata portion of, each of the following (but in each case, only to the extent necessary for Pfizer to exercise any right or license granted under or pursuant to this Agreement): (i) copies of pre-clinical and clinical research data and results; (ii) samples of biological materials; (iii) copies of laboratory notes and notebooks; (iv) copies of Licensed Product data or filings; (v) Licensed Technology in the Territory and (vi) Rights of Reference in respect of regulatory filings and approvals in the Territory, all of which constitute “embodiments” of intellectual property pursuant to Section 365(n) of the Bankruptcy Code, whether any of the foregoing are in Licensor’s possession or control or in the possession and control of any Third Party but which Licensor has the right to access or benefit from and to make available to Pfizer. Licensor will not interfere with the exercise by Pfizer or its Affiliates of rights and licenses to intellectual property in the Territory licensed hereunder and embodiments thereof in accordance with this Agreement and agrees to use Commercially Reasonable Efforts to assist Pfizer and its Affiliates to obtain such intellectual property and embodiments thereof in the possession or control of Third Parties as reasonably necessary or desirable for Pfizer or its Affiliates or Sublicensees to exercise such rights and licenses in the Territory in accordance with this Agreement. The Parties agree that in the event a Party becomes a debtor under Title 11 of the U.S. Code (“Title 11”), this Agreement shall be deemed to be, for purposes of Section 365(n) of Title 11, a license to rights to “intellectual property” as defined therein. Each Party as a licensee hereunder shall have the rights and elections as specified in Title 11. Any agreements supplemental hereto shall be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of Title 11. All rights, powers and remedies of either Party provided in Section 4.3.1 (Termination by Either Party – Insolvency) and this Section 4.10 (Bankruptcy) are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at Law or in equity (including the Bankruptcy Code) in the event of the commencement of a case under the Bankruptcy Code involving Licensor or Pfizer, as applicable.
Article 5
Other Miscellaneous Provisions
5.1.Entire Agreement. This Agreement (including Exhibit A), the Biohaven Collaboration Agreement and the Subscription Agreement contain the entire agreement among the Parties and their Affiliates with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties or their Affiliates other than as specifically set forth in this Agreement, the Biohaven Collaboration Agreement and the Subscription Agreement.

5.2.Miscellaneous Provisions. Section 1.3 (Interpretation), Article 8 (Confidentiality and Non-Disclosure), Article 10 (Indemnity; Limitation of Liability) (except for Section 10.6 (Insurance)) and Article 13 (Miscellaneous) of the Biohaven Collaboration Agreement shall apply mutatis mutandis as if fully set forth herein.
5.3.Intellectual Property. The Parties’ rights with respect to the BMS Patent Rights, BMS Know-How and any other intellectual property that may be generated under the licenses granted under this Agreement or the Biohaven Collaboration Agreement shall be as set forth in the Biohaven Collaboration Agreement.
5.4.Insurance. Pfizer shall maintain at all times during the term of this Agreement, and until the later of (a) [***] after termination or expiration of this Agreement or (b) the date that all statutes of limitation covering claims or suits that may be brought for personal injury based on the sale or use of a Licensed Product have expired in all states in the U.S., insurance relating to the Licensed Product from a recognized, creditworthy insurance company, on a claims-made basis, with endorsements for contractual liability and for clinical trial and product liability with coverage limits of no less than [***] per claim and [***] in the aggregate. Within [***] following the Effective Date, and within [***] following any material change or cancellation in coverage, Pfizer shall furnish to Biohaven a certificate of insurance evidencing such coverage as of such date, and in the case of cancellation, provide a certificate evidencing that Pfizer’s replacement coverage meets the requirements in the first sentence of this Section 5.4 (Insurance). The foregoing insurance requirement shall not be construed to create a limit on Pfizer’s liability hereunder or under the Biohaven Collaboration Agreement.
5.5. Assignment. Except as expressly set forth in this Section 5.5 (Assignment), no Party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of each of the other Parties.
5.5.1.Permitted Assignment. Notwithstanding the foregoing, either Party may assign this Agreement in whole, without the prior written consent of the other Party, to (a) any Affiliate (provided that the assignee will expressly agree to be bound by such Party’s obligations under this Agreement and that such Party will remain liable for all of its rights and obligations under this Agreement and provided, further that such assignee Affiliate shall assign this Agreement back to the original Party at any future date that such assignee is no longer an Affiliate of such Party) or (b) by way of sale of itself or the spin-off or sale of the portion of its business to which this Agreement relates, through merger, sale of assets and/or sale of stock or ownership interest, provided that the assignee will expressly agree to be bound by such Party’s obligations under this Agreement and that such sale is not primarily for the benefit of its creditors. In addition, Pfizer may assign its rights and obligations under this Agreement to a Third Party where Pfizer or its Affiliate is required, or makes a good faith determination based on advice of counsel, to divest a Licensed Product in order to comply with Law or the order of any Governmental Authority as a result of a merger or acquisition, provided that (i) [***] and (ii) the assignee will expressly agree to be bound by Pfizer’s obligations under this Agreement. This Agreement will be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein will be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.

5.5.2.Assignment of Biohaven Collaboration Agreement. If either Party assigns the Biohaven Collaboration Agreement to any Person pursuant to the terms thereof, then such Party must concurrently assign this Agreement to the same Person pursuant to the terms hereof.
5.5.3.Null and Void. To the extent permissible under applicable Law, any attempted assignment or delegation of this Agreement that is not in accordance with this Section 5.5 (Assignment) shall be null and void.
5.6.Joint and Several Liability; Guarantee. Notwithstanding anything to the contrary in this Agreement, each of Biohaven HoldCo and Biohaven Ireland shall be liable to Pfizer, on a joint and several basis, for full performance of each such Party’s obligations and covenants under this Agreement. Biohaven HoldCo and Biohaven Ireland hereby absolutely, unconditionally and irrevocably guarantee, jointly and severally, as primary obligors and not merely as sureties, to Pfizer the full payment and performance of BioShin’s obligations under this Agreement on the terms and subject to the conditions in this Agreement, and, to the fullest extent permitted by Law, waive and relinquish all rights accorded by Law to sureties or guarantors or any other accommodation parties, including diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of BioShin, any right to require a proceeding first against BioShin, protest, notice and all demands whatsoever. Until all obligations of BioShin under this Agreement have been fully and finally paid and performed, Biohaven Holdco and Biohaven Ireland waive all rights of subrogation, reimbursement, indemnification, contribution, or similar right or remedy against BioShin or any other guarantor. This is an absolute, present and continuing guaranty of payment and performance and not merely of collection.
5.7.Acknowledgement. The Parties acknowledge that BMS is a third party beneficiary with respect to terms hereunder that relate to compliance with the BMS Agreement, and shall have the direct right to enforce such terms against Pfizer.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers.

PFIZER IRELAND PHARMACEUTICALS

By	/s/ Colm Higgins
	Name:	Colm Higgins
	Title:	Director

BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.

By	/s/ Jim Engelhart
	Name:	Jim Engelhart
	Title:	Chief Financial Officer

BIOSHIN LTD.

By	/s/ StJohn Donnie McGrath
	Name:	StJohn Donnie McGrath
	Title:	Director and Chairman

BIOHAVEN PHARMACEUTICAL IRELAND DAC

By	/s/ John Gleeson
	Name:	John Gleeson
	Title:	Director

Exhibit A
Article 6
BioShin Terms
6.1.License Grant from BioShin.
6.1.1.As of the Effective Date, subject to the terms and conditions of this Agreement and the Biohaven Collaboration Agreement, BioShin hereby grants to Pfizer a non-transferable (except as set forth in Section 5.5 (Assignment)), exclusive (even as to BioShin and its Affiliates) sublicense under the (a) BioShin BMS Patent Rights and (b) BioShin BMS Know-How, in each case, including the sublicensed rights granted pursuant to the BioShin BMS Sublicenses, with the right to grant further sublicenses solely in accordance with Section 6.2 (Sublicenses), to Commercialize the Licensed Compounds and Licensed Products in the Field in the Territory.
6.1.2.As of the Effective Date, subject to the terms and conditions of this Agreement and the Biohaven Collaboration Agreement, BioShin hereby grants to Pfizer a non-transferable (except as set forth in Section 5.5 (Assignment)), co-exclusive (with BioShin and its Affiliates) sublicense under the (a) BioShin BMS Patent Rights and (b) BioShin BMS Know-How, in each case, including the sublicensed rights granted pursuant to the BioShin BMS Sublicenses, with the right to grant further sublicenses solely in accordance with Section 6.2 (Sublicenses), to Develop the Licensed Compounds and Licensed Products in the Field in the Territory, including to Develop the Licensed Products in order to perform the Assumed Development Activities in the Territory.
6.1.3.As of the Effective Date, subject to the terms and conditions of this Agreement and the Biohaven Collaboration Agreement, BioShin hereby grants to Pfizer a non-transferable (except as set forth in Section 5.5 (Assignment)), co-exclusive (with BioShin and its Affiliates) sublicense under the (a) BioShin BMS Patent Rights and (b) BioShin BMS Know-How, in each case, including the sublicensed rights granted pursuant to the BioShin BMS Sublicenses, with the right to grant further sublicenses solely in accordance with Section 6.2 (Sublicenses), to Manufacture the Licensed Compounds and Licensed Products in the Field in the Territory.
6.2.Sublicenses. Pfizer may grant sublicenses, solely within the scope of the license granted to Pfizer pursuant to Section 6.1 (License Grant from BioShin), to any (a) Affiliate; provided that any sublicense granted to an Affiliate shall automatically and immediately terminate once such Person ceases to be an Affiliate of Pfizer; or (b) Third Party; provided that any sublicense under the rights granted in Section 6.1 (License Grant from BioShin) to a Third Party other than a third party manufacturer solely to make Licensed Compounds or Licensed Product or a Distributor (as defined in the BMS Agreement) will require BioShin’s prior written consent, not to be unreasonably withheld, delayed or conditioned. Pfizer shall be responsible for compliance by any BMS Sublicensee to the terms and conditions of this Agreement that are applicable to such BMS Sublicensee, and Pfizer shall bind any BMS Sublicensee, in a written agreement, to such terms and conditions.
6.3.Commercial Milestones. Pfizer shall pay to BioShin the following one time milestone payments set forth in the table below within [***] after the first achievement of the specified milestone event by Pfizer, its Affiliates, or any Sublicensee. Pfizer will provide written notice to BioShin within [***] after the first achievement of the specified milestone event. Each milestone payment shall not be refundable or returnable in any event, nor shall it be creditable against royalties or other payments.

Milestone	Payment
[***]	[***]
6.4.Royalties.
6.4.1.BioShin Royalty Term. Royalties shall be payable on a Licensed Product-by-Licensed Product and country-by-country basis on Net Sales of Licensed Products from the First Commercial Sale of a particular Licensed Product in a country in the BioShin Territory until the later of (a) 10 years after the First Commercial Sale of such Licensed Product in such country; (b) the expiration of the last to expire of a Valid Claim of a BMS Patent Right that would be infringed by the use, sale, importation or offer for sale in such country of a given Licensed Product; or (c) the expiration of any Data Exclusivity for such Licensed Product in such country (the “BioShin Royalty Term”). Following the expiration of the BioShin Royalty Term, on a country-by-country and Licensed Product-by-Licensed Product basis, no further royalties will be payable in respect of sales of such Licensed Product in such country and thereafter the license granted to Pfizer pursuant to Section 6.1 (License Grant from BioShin) shall become non-exclusive, fully paid-up, irrevocable, perpetual, and royalty-free; provided, however, [***].
6.4.2.Royalty Rates. Pfizer shall pay to BioShin tiered royalties based on the total annual Net Sales in the Territory of each Licensed Product (including all indications and formulations for such Licensed Product, and calculated in the aggregate for all Net Sales in the Territory of such Licensed Product made by Pfizer, its Affiliates and any Sublicensee of either of them under this Agreement and the Biohaven Collaboration Agreement) during the applicable BioShin Royalty Term for such Licensed Product; provided, however, [***]; and provided, further, [***]. The royalty payable with respect to each particular Licensed Product shall be calculated by multiplying the applicable royalty rate below by the portion of total annual Net Sales in the BioShin Territory in the applicable tier in a calendar year of the applicable Licensed Product by Pfizer, its Affiliates, and any Sublicensee of either of them in the BioShin Territory, as follows:

Total Annual Net Sales for a Licensed Product (in a Pfizer Year)
Net Sales	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
6.5.Royalty Adjustments. The following adjustments will be made, on a Licensed Product-by-Licensed Product and country-by-country basis, to the royalty payable pursuant to Section 6.4 (Royalties):
6.5.1.Third Party Rights. If [***], then Pfizer may, in its sole discretion, negotiate and obtain a license under such Patent Right(s) or Know-How (each such Third Party license referred to herein as a “BioShin Additional Third Party License”). Any royalty otherwise payable to BioShin under this Agreement with respect to Net Sales of any Licensed Product by Pfizer, its Affiliates or Sublicensees will be reduced by [***] of the amounts payable to Third Parties pursuant to any BioShin Additional Third Party Licenses, such reduction to continue until all such amounts have been expended, provided that in no event (other than in the case of BioShin’s breach of any representation, warranty or covenant hereunder or under the Biohaven Collaboration Agreement) will the total royalty payable to BioShin for any Licensed Product in a Pfizer Quarter be less than [***] of the royalty amounts otherwise payable for such Licensed Product in such Pfizer Quarter. Notwithstanding any provision to the contrary in this Agreement, in the event a BioShin Additional Third Party License is obtained as a result of a breach of any representation, warranty or covenant by Licensor hereunder or under the Biohaven Collaboration Agreement and Pfizer seeks to reduce more than [***] of the royalty amounts otherwise payable for the applicable Licensed Product in such Pfizer Quarter as a result of amounts payable pursuant to such Additional Third Party License, then [***].
6.5.2.No Adjustment for Existing Third Party Agreements and Inventor Compensation in the Territory. Each Party will be solely responsible for all obligations under any existing Third Party agreements to which it is a party or any agreements that such Party enters into with a Third Party during the Term, subject to Section 6.5.1 (Third Party Rights) and [***]. Each Party shall be solely responsible for all payments to its own inventors of its respective intellectual property, as applicable, including payments under inventorship compensation laws.
6.5.3.Generic Entry. For any royalty otherwise payable to BioShin under this Agreement with respect to Net Sales based on sales of a Licensed Product in a given country in the BioShin Territory, subject to Section 6.5.5 (Cumulative Reduction Floor), any payments owed with respect to such Licensed Product in such country will be reduced by [***] for the remainder of the applicable Royalty Term (with such reduction to be pro-rated for the then-current Pfizer Quarter) upon the launch of a Generic Product that is sold in that country.
6.5.4.Valid Claim Stepdown. With respect to each Licensed Product in any particular country in the BioShin Territory, if at any time such Licensed Product is not covered by a Valid Claim under a BMS Patent Right in such country, subject to Section 6.5.5 (Cumulative Reduction Floor), any payments owed with respect to such Licensed Product in such country shall be reduced by [***] for the remainder of the applicable Royalty Term upon the expiration of the last applicable Valid Claim, with such reduction to be pro-rated for the then-current Pfizer Quarter (the payment amounts reduced by this Section 6.5.4 (Valid Claim Stepdown), the “BioShin Territory BMS Patent Stepdown Amount”).
6.5.5.Cumulative Reduction Floor. In no event will the aggregated royalty amount due to BioShin in any given Pfizer Quarter during the Royalty Term for any Licensed Product in a country in the BioShin Territory be reduced under this Section 6.5 (Royalty Adjustments) by more than [***] of the amount that otherwise would have been due and payable to BioShin in such Pfizer Quarter for such Licensed Product in such country in the BioShin Territory under Section 6.4 (Royalties). Notwithstanding the foregoing, any excess amounts that would have otherwise been deducted in such Pfizer Quarter with respect to a Licensed Product shall be deducted from the royalty amounts payable to Pfizer in successive Pfizer Quarters until such excess amounts have been deducted in full.